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                              ARTHUR ANDERSEN LLP

                                                                  EXHIBIT (g)(3)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in this Schedule 13E-4 of our report dated February 1, 1999 included in MGM Grand, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.



                                             /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP

Las Vegas, Nevada
June 15, 1999